UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2022

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Hamilton Street, Suite 400 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CAPL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On September 13, 2022, the CrossAmerica Partners LP 2022 Incentive Award Plan, as approved by the board of directors of the General Partner of CrossAmerica Partners LP (the “Partnership”) on August 11, 2022 (the “2022 Plan”), was approved by a majority of the Partnership’s outstanding total common units as of that date (the “Majority Unitholders”). The Majority Unitholders consist of the Topper Group (Joseph V. Topper, Jr., collectively with his affiliates and family trusts that have ownership interests in the Partnership) and the Reilly Trust (2008 Irrevocable Agreement of Trust of John B. Reilly, Jr.). The 2022 Plan will become effective on October 23, 2022. A summary of the 2022 Plan is included in the Information Statement on Schedule 14C filed with the Securities and Exchange Commission on September 13, 2022 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.07.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	CrossAmerica Partners LP 2022 Incentive Award Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Keenan D. Lynch
	Name:	Keenan D. Lynch
	Title:	General Counsel and Chief Administrative Officer

Dated: September 13, 2022